Exhibit 10.11

CERTIFICATE AND INDEMNITY

REGARDING HAZARDOUS SUBSTANCES

In connection with and as partial consideration for the making of a $19,000,000.00 loan (“Loan”) by AMERICAN NATIONAL INSURANCE COMPANY (“Noteholder”), to TNP SRT OSCEOLA VILLAGE, LLC, a Delaware limited liability company (“Maker”), the receipt and sufficiency of which is hereby acknowledged, Maker hereby certifies to Noteholder and agrees as follows:

l. Except as described in any environmental reports (collectively, the “Environmental Report”) delivered to Noteholder by or on behalf of Maker concerning that certain real property situated in Osceola County, Florida, legally described in Exhibit “A” attached hereto and incorporated herein for all purposes (the “Mortgaged Property”), Maker has no actual knowledge after due investigation of (a) the presence of any Hazardous Substances (as defined below) in violation of any local, state or federal environmental laws, rules or regulations (“Environmental Laws”) prior to the date hereof, or (b) any spills, releases, discharges or disposal of Hazardous Substances that, to Maker’s or Master Tenant’s actual knowledge, have occurred or are presently occurring on or onto the Mortgaged Property or any property which becomes in violation of any Environmental Laws contaminated with Hazardous Substances as a result of construction, operations or other activities on, or the contamination of, the Mortgaged Property (“Other Property”).

2. In connection with the construction on or operation and use of the Mortgaged Property, except as provided in the Environmental Report, Maker represents that, as of the date of this Certificate and Indemnity Regarding Hazardous Substances (this “Certificate”), Maker has no actual knowledge of any failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Substances.

3. Maker represents and warrants to Noteholder that it has had all opportunity to duly investigate the present and past uses of the Mortgaged Property and the Other Property and to make all due inquiry of the appropriate governmental agencies and offices having jurisdiction over the Mortgaged Property and the laws regulating the environment, as to whether the Mortgaged Property or adjacent property is or has been the site of storage of or contamination by any Hazardous Substances and no such sites or contamination has been disclosed by such investigations or inquiries except as otherwise described in the Environmental Report delivered to Noteholder by or on behalf of Maker prior to the date hereof.

4. Maker represents and warrants to Noteholder that neither Maker nor Master Tenant has given any release or waiver of liability that would waive or impair any claim based on any Hazardous Substances to a previous owner of the Mortgaged Property or to any party who may be potentially responsible for the presence of Hazardous Substances on the Mortgaged Property. Maker has made no promises of indemnification regarding Hazardous Substances to any party.

5. To the extent Noteholder is not otherwise advised per the Environmental Report, Maker agrees to immediately notify Noteholder in writing if either of Maker or Master Tenant, respectively, becomes aware of (a) any violation of Environmental Laws with respect to Hazardous Substances or other environmental problem or liability with respect to the Mortgaged Property or any Other Property or (b) any lien, action or notice resulting from violation of any laws, regulations, ordinances or orders described in Section 2 above. At each of Maker’s and Master Tenant’s sole cost and expense, either of Maker or Master Tenant will take all actions which are required by law or as may be required in the Environmental Report, to clean up or remediate any Hazardous Substances in violation of any and all local, state and federal environmental laws, rules and regulations, except as may otherwise be described in the Environmental Report affecting the Mortgaged Property, including, without limitation, removal, containment or any other remedial action required by applicable governmental authorities.

6. Except to the extent caused by an Indemnitee’s negligence or willful misconduct, Maker shall INDEMNIFY AND HOLD HARMLESS Noteholder and Noteholder’s officers, directors, employees, agents, attorneys, contractors, representatives, successors and assigns (individually and collectively the “Indemnitees”), from and against any and all losses, damages, expenses and liabilities (including, but not limited to, losses, damages, expenses and liabilities arising from any diminution in the value of, or in the marketability of title to, the Mortgaged Property or any Other Property and reasonable attorneys’ fees and investigatory expenses) incurred arising out of the use, presence, discovery, generation, storage, transportation or disposal of Hazardous Substances on or about the Mortgaged Property by Maker, Maker’s present or any future tenants, any prior owner, operator or tenant of the Mortgaged Property, or any third party, which accrue to or are incurred by any of the Indemnitees on or after transfer of the Mortgaged Property, pursuant to foreclosure proceedings or conveyance in lieu thereof, and arise directly or indirectly from or out of, or in any way connected with (a) the material inaccuracy of the certifications contained herein; (b) any activities on the Mortgaged Property prior to or during either of Maker’s or Master Tenant’s ownership, possession and/or control of the Mortgaged Property which directly or indirectly result in the Mortgaged Property or any Other Property becoming contaminated with Hazardous Substances; (c) the discovery of Hazardous Substances on the Mortgaged Property or any Other Property during either of Maker’s or Master Tenant’s ownership, possession and/or control of the Mortgaged Property in violation of any and all local, state and federal environmental laws, rules and regulations; or (d) the clean-up either before or after such a transfer of Hazardous Substances from the Mortgaged Property or any Other Property as may be required under any and all local, state or federal environmental laws, rules and regulations. SUCH INDEMNIFICATION AND HOLD HARMLESS SPECIFICALLY INCLUDES ANY LOSS, DAMAGE, EXPENSE OR LIABILITY CAUSED BY OR ATTRIBUTABLE TO THE ORDINARY OR SIMPLE NEGLIGENCE, AS OPPOSED TO THE GROSS NEGLIGENCE OR THE WILLFUL MISCONDUCT OF OF ANY OF THE INDEMNITEES, AND FOR ANY ACTION OR OCCURRENCE FOR WHICH THE INDEMNITEES MAY INCUR STRICT LIABILITY, but such indemnification and agreement to hold harmless shall not apply with respect to any Hazardous Substances which first occurred on the Mortgaged Property after any foreclosure of the lien conveyed by the Deed of Trust (as defined in the Note, as defined herein) or conveyance in lieu thereof. Each of Maker’s and Master Tenant’s obligations pursuant to the foregoing indemnification and agreement to hold harmless shall survive any discharge of any mortgage, deed of trust or other security for the Loan, whether as a result of the exercise by Noteholder of any default remedies available to Noteholder at law or in equity or otherwise. Maker acknowledges and agrees that as a condition precedent to making the Loan to Maker evidenced by the Note secured by this Certificate, Noteholder has required that Maker provide to the Indemnitees the indemnification and agreement to hold harmless set forth herein and that Noteholder would not consummate the Loan without this indemnification and agreement hold harmless and that the indemnification and agreement to hold harmless contained herein is a material inducement for Noteholder’s agreement to make the Loan as evidenced by evidenced by respective promissory notes of even date from Maker to Noteholder in the respective amounts of $15,583,000.00 and $3,417,000.00 (individually and collectively, the “Note”). Further, Maker agrees that the foregoing indemnification and agreement to hold harmless is separate, independent of and in addition to Maker’s undertakings as maker under the Note, as Mortgagor under the that certain Mortgage, Assignment of Rents, Security Agreement, Financing Statement and Fixture Filing securing the Note, as Maker under this Certificate, as assignor under the Assignment of Rents and any and all other documents, agreements and undertakings executed by Maker in favor of Noteholder pursuant to the Note and the Loan. Maker agrees that a separate action may be brought to enforce the provisions of this indemnification and agreement to hold harmless, which shall in no way be deemed to be an action on the Note or under this Certificate, whether or not Noteholder would be entitled to a deficiency judgment following a foreclosure sale of the Mortgaged Property. As between Noteholder and Maker, Maker acknowledges that Maker will be solely responsible for any and all costs and expenses relating to the clean-up of Hazardous Substances from the Mortgaged Property or from any Other Property.

7. Maker’s obligations under this Certificate are unconditional and shall not be limited by any nonrecourse or other limitations of liability provided for in any other document evidencing, securing or relating to the Loan (collectively the “Loan Documents”). The representations, warranties and covenants of Maker set forth in this Certificate (a) are separate and distinct obligations from Maker’s obligations as to the Loan and the other Loan Documents; (b) are not secured by the mortgage or other security documents securing the Loan and shall not be discharged or satisfied by foreclosure of the liens created by such mortgage or other security documents; and (c) shall continue in effect after any transfer of the Mortgaged Property, including, without limitation, a transfer pursuant to foreclosure proceedings (whether judicial or nonjudicial) or by any transfer in lieu of foreclosure.

8. As used in this Certificate, “Hazardous Substances” shall include: any substance or material defined as or included in “hazardous substances”, “hazardous wastes”, “hazardous materials”, “toxic substances”, “contaminants”, toxic wastes, substances or materials, radioactive waste, substances or any terms of similar imports or any contaminants, materials or pollutants, by any federal, state or local health or environmental statute, regulation, ordinance or publication presently in effect or that may be promulgated in the future, as such statutes, regulations, ordinances and publications may be amended from time to time (individually and collectively the “Environmental Laws”), including but not limited to the statutes listed below:

(1) Resource Conservation and Recovery Act of 1976 (commonly referred to as the Solid Waste Disposal Act), 42 U.S.C. 6901 et seq.

(2) Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. 9601 et seq.

(3) Clean Air Act, 42 U.S.C. Sections 7401 et seq.

(4) Water Pollution Prevention and Control Act (commonly referred to as the Clean Water Act) 33 U.S.C. Sections 1251 et seq.

(5) Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq.

(6) Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. 136 et seq.

(7) Toxic Substances Control Act, 15 U.S.C. 2601 et seq.

(8) Safe Drinking Water Act, 42 U.S.C. 300(f) et seq.

(9) Florida Resource Recovery and Management Act, Florida Water Quality Assurance Act of 1983, Florida Resource Conversation and Recovery Act, Florida Air and Water Pollution Control Act, Florida Safe Drinking Water Act, and Florida Pollution Spill Prevention and Control Act,

as such statutes, regulations, ordinances and publications may be amended from time to time, and shall include, but not be limited to; (i) petroleum, petroleum based products and oil; (ii) asbestos of any form which is or could become friable, urea formaldehyde foam installation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls (sometimes known as a “PCB”); (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Environmental Laws or may pose a hazard to the health and/or safety of the occupants of the Mortgaged Property or any Other Property; and (iv) underground or above ground tanks, whether empty, filled, or partially filled with any substance, material, chemical or waste.

9. This Certificate shall be binding upon and inure to the benefit of Noteholder and Maker and their respective heirs, executors, legal representatives, successors and assigns. This Certificate shall be governed under the laws of the State of Florida. In any suit, action or appeal therefrom to enforce or interpret this Certificate the prevailing party shall be entitled to recover its costs incurred therein including attorneys’ fees and disbursements.

10. Where appropriate, any and all references to the singular shall include the plural and vice versa, and any references to any gender includes the others.

11. If any provision hereof is presently or at any time becomes invalid or unenforceable, the other provisions hereof shall remain in full force and effect, and the remaining provisions hereof shall be construed in favor of Noteholder and Noteholder to effectuate the provisions hereof.

IN WITNESS WHEREOF, Maker has executed this Certificate to be effective as of the 11th day of October, 2011.

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SIGNATURE PAGE TO CERTIFICATE AND INDEMNITY

REGARDING HAZARDOUS SUBSTANCES

TNP SRT OSCEOLA VILLAGE, LLC

TO AMERICAN NATIONAL INSURANCE COMPANY

MAKER:

TNP SRT OSCEOLA VILLAGE, LLC, a Delaware limited liability company

By:	TNP Strategic Retail Operating Partnership, L.P.,
a Delaware limited partnership,
its sole member

	By:	TNP Strategic Retail Trust, Inc.,
a Maryland corporation, its general partner

		By:	/s/ Jack R. Maurer
		Name:	Jack R. Maurer
		Title:	Vice Chairman

Exhibit “A”

Legal Description